Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


This Agreement and Plan of Reorganization (hereinafter the "Agreement") is entered into effect as of this 8th day of May 2002, by and among Turer Corp., a Nevada corporation (hereinafter "Turer"), and Internet Ventures, Inc., a California corporation (hereinafter "IVI"), and the owners of all the outstanding shares of common stock of IVI (hereinafter "IVI Stockholders").

                                    RECITALS:

WHEREAS, subject to approval of the Boards of Directors of IVI and Turer, Turer desires to acquire all the shares of IVI from the IVI Stockholders which comprises twelve million three hundred fifty thousand (12,350,000) shares (the "IVI Common Stock") in exchange for all of the outstanding Turer shares. Turer desires to acquire the IVI Common Stock solely in exchange for voting common stock of Turer, making IVI a wholly-owned subsidiary of Turer in a tax free reorganization; and

WHEREAS, the Board of Directors of IVI and the IVI Stockholders (as set forth on the attached Exhibit "A") desire to acquire all of the issued and outstanding voting common stock of Turer in exchange for the IVI Common Stock, as more fully set forth herein.

NOW, THEREFORE, for the mutual consideration set out herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:


                                    AGREEMENT
                                    ---------

1.       Plan of Reorganization.
         -----------------------

a. It is hereby agreed that all of the IVI Common Stock shall be acquired by Turer in exchange solely for twelve million three hundred fifty thousand (12,350,000) shares of Turer common voting stock representing all of the issued and outstanding shares of IVI (the "Turer Shares"). It is the intention of the parties hereto that all of the issued and outstanding shares of capital stock of IVI shall be acquired by Turer in exchange solely for Turer shares and that this entire transaction qualify as a corporate reorganization under Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code of 1986, as amended, and related or other applicable sections thereunder.

b. It is further agreed that Turer will (i) form under the laws of the State of California a wholly owned subsidiary to be named Turer Acquisition Corp. ("TAC"); (ii) will make available to TAC twelve million three hundred fifty thousand (12,350,000) shares of Turer common stock for purposes of the exchange herein contemplated; and (iii) undertake the preparation and filing of a registration statement under the Securities Act of 1933, as amended, as required and if necessary to distribute the shares of Turer to each shareholder of IVI (the "Registration Statement"); it being understood and agreed hereby that should a registration statement be required, the Turer Shares shall be issued in trust to be held and voted but not distributed to the IVI Shareholders until the date of effectiveness of the registration statement.


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

2. Exchange of Shares. Turer and IVI Stockholders agree that on the Closing Date or at the Closing as hereinafter defined, the IVI Common Stock shall be delivered to John Holt Smith at Closing to Turer in exchange for the Turer Shares, representing all of the outstanding shares of Turer common stock, as follows:

         (a) At Closing Turer shall, subject to the conditions set forth herein, issue an aggregate of twelve million three hundred fifty thousand (12,350,000) shares of Turer common stock for delivery to the IVI Stockholders upon effectiveness of the Registration Statement on the basis of one (1) Turer Share for each outstanding share of IVI Common Stock.


         (b)      Subject to Board approval of IVI;

         (c) Unless otherwise agreed by Turer and IVI, this transaction shall close only in the event Turer is able to acquire all of the outstanding IVI Common Stock in exchange for the Turer Shares.

3. Pre-Closing Events. The Closing is subject to the completion of the following:


(a) Turer shall have authorized issuance of and delivered to TAC in trust for delivery to the IVI Shareholders twelve million three hundred fifty thousand (12,350,000) shares of its $.01 par value common stock.

         (b) Turer shall have effectuated the delivery to TAC of the Turer Shares at or prior to Closing, and shall have thirteen million (13,000,000) shares of its common stock issued and outstanding and no other shares of capital stock issued or outstanding.

         (c) Turer shall demonstrate to the reasonable satisfaction of IVI that
(i) it has no material assets and no liabilities, contingent or fixed (ii) it is current and in compliance with all required filings under the Securities Exchange Act of 1934, as amended and (iii) it will undertake and cooperate fully in the preparation and filing of any requisite Registration Statement for the issuance and delivery of the Turer Shares to the IVI Shareholders.

4. Exchange of Securities. As of the Closing Date, each of the following shall occur:


         (a) Each share of IVI Common Stock issued and outstanding immediately prior to the Closing Date shall be agreed to be exchanged for twelve million three hundred fifty thousand (12,350,000) Turer Shares (up to an aggregate amount of twelve million three hundred fifty thousand (12,350,000) Turer Shares to be delivered at Closing). All such outstanding shares of IVI Common Stock shall be deemed, after Closing, to be owned by Turer. The holders of such certificates previously evidencing shares of IVI Common Stock outstanding immediately prior to the Closing Date shall cease to have any rights with respect to such shares of IVI Common Stock except as otherwise provided herein or by law;

         (b) Any shares of IVI Common Stock held in the treasury of IVI immediately prior to the Closing Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

5. Other Events Occurring at Closing. At Closing, the following shall be accomplished:


         (a) Turer shall file an amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada in substantially the form attached hereto as Exhibit "B" effecting an amendment to its Articles of Incorporation to reflect a name change to "IVI Communications, Inc." and to accomplish the Turer Shares distribution, all as set forth in the attached Exhibit "B."

         (b) The resignation of the existing Turer officers and directors and appointment of three (3) new directors as directed by IVI and after due diligence review approved by Turer.

         (c) Turer shall have undertaken the cooperation in the preparation and filing of Registration Statement, as under the Securities Act of 1933, as amended, of the Turer Shares. The Turer Shares Registration Statement shall have been completed in compliance with all applicable state and federal securities laws. Persons who have loaned money to IVI, up to two million dollars ($2,000,000), shall be given the opportunity to convert the principal of said loans to the purchase of shares in a limited offering prior to Closing upon the same terms as other investors in the limited offering.

6. Delivery of Shares. On or as soon as practicable after the Closing Date, IVI will use its best efforts to cause the IVI Stockholders to surrender certificates for cancellation representing their shares of IVI Common Stock, against delivery of certificates representing the Turer Shares for which the shares of IVI Common Stock are to be exchanged at Closing, upon effectiveness of the Registration Statement.

7. Representations of IVI Stockholders. Each IVI Stockholder hereby represents and warrants each only as to its own IVI Common Stock, effective this date and the Closing Date as follows:

         (a) Except as may be set forth in Exhibit "A," the IVI Common Stock is free from claims, liens or other encumbrances, and at the Closing Date said IVI Stockholder will have good title and the unqualified right to transfer and dispose of such IVI Common Stock.


         (b) Each IVI Stockholder, respectively, is the sole owner of the issued and outstanding IVI Common Stock as set forth in Exhibit "A;"

         (c) No IVI Stockholder has the present intent to sell or dispose of the Turer Shares and no IVI Stockholder is under a binding obligation, formal commitment, or existing plan to sell or otherwise dispose of the Turer Shares.

8. Representations of IVI. IVI hereby represents and warrants as follows, which warranties and representations shall also be true as of the Closing Date:

         (a) Except as noted on Exhibit "A," the IVI Stockholders listed on the attached Exhibit "A" are the sole owners of record and beneficially of the issued and outstanding common stock of IVI.

         (b) IVI has no outstanding or authorized capital stock, warrants, options or convertible securities other than as described in the IVI Financial Statements or in Exhibit "A," attached hereto.

         (c) The unaudited financial statements as of and for the periods ended March 31, 2000, March 31, 2001 and March 31, 2002, which have been delivered to Turer (hereinafter referred to as the "IVI Financial Statements") are complete and accurate and fairly present the financial condition of IVI as of the date thereof and the results of its operations for the period covered. There are no material liabilities or obligations, either fixed or contingent, not disclosed in the IVI Financial Statements or in any exhibit thereto or notes thereto other than contacts or obligations in the ordinary course of business; and no such contracts or obligations in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of IVI as reflected in the IVI Financial Statements. IVI has good title to all assets shown on the IVI Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. The IVI Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto) and fairly present the financial position of IVI as of the date thereof and the results of its operations and changes in financial position for the periods then ended.

         (d) Since the date of the IVI Financial Statements, there have not been any material adverse changes in the financial position of IVI except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of IVI.

         (e) IVI is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the IVI Financial Statements, and to its best knowledge, no material litigation, claims, assessments, or any governmental proceedings are threatened against IVI, except as set forth on Schedule 8(e) attached hereto.

         (f) IVI is in good standing in its jurisdiction of incorporation, and is in good standing and duly qualified to do business in each jurisdiction where required to be so qualified except where the failure to so qualify would have no material negative impact on IVI.
         (g) IVI has (or, by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required opt be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

         (h) IVI has not materially breached any material agreement to which it is a party. IVI has previously given Turer copies or access thereto of all material contracts, commitments and/or agreements to which IVI is a party, including all relationships or dealings with related parties or affiliates.

         (i) IVI has no subsidiary corporations except as described in writing to Turer, except as set forth on Schedule 8(i) attached hereto.

         (j) IVI has made all material corporate financial records, minute books and other corporate documents and records available for review to present management of Turer prior to the Closing Date, during reasonable business hours and on reasonable notice.

         (k) The execution of this Agreement does not materially violate or breach any material agreement or contract to which IVI is a party and has been duly authorized by all appropriate and necessary corporate action under California or other applicable law and IVI, to the extent required has obtained all necessary approvals or consents required by any agreement to which IVI is a part.

         (l) All disclosure information regarding IVI which is to be set forth in disclosure documents to Turer or otherwise delivered to Turer by IVI for use in connection with the transaction (the "Acquisition") described herein is true, complete and accurate in all material respects.

9. Representations of Turer. Turer hereby represents and warrants as follows, each of which representations and warranties shall continue to be true as of the Closing Date:

         (a) As of the Closing Date, the Turer Shares, to be issued and delivered to the IVI Stockholders hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued shares of Turer common stock, fully paid and nonassessable.

         (b) Turer has the corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of Turer. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Turer is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Turer or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or bylaws of Turer.

         (c) Turer has delivered to IVI a true and complete copy of its audited financial statements for the years ended December 31, 2000 and December 31, 2001, and prior to Closing will deliver unaudited financial statements for the three months ended March 31, 2002 (the "Turer Financial Statements"). The Turer Financial Statements are complete, accurate and fairly present the financial condition of Turer as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The Turer Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Turer as of the date thereof and the results of its operations and changes in financial position for the periods then ended.

         (d) Since December 31, 2001, there have not been any material adverse changes in the financial condition of Turer except with regard to disbursements to pay reasonable and ordinary expenses in connection with maintaining its corporate status and pursuing the matters contemplated in this Agreement. Prior to Closing, all accounts payable and other liabilities of Turer shall be paid and satisfied in full and Turer shall have no liabilities either contingent or fixed.

         (e) Turer is not a part to or the subject of any pending litigation, claims or governmental investigation or proceeding not reflected in the Turer Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations or similar matters, threatened or contemplated against or affecting Turer, its management or its properties.

         (f) Turer is duly organized, validly existing and in good standing under the laws of the State of Nevada; has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact on it.

         (g) Turer has field all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which re due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on Turer, and has paid or made adequate provision in the Turer Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. Turer is not delinquent or obligated for any tax penalty, interest, delinquency or charge.

         (h) There are no exiting options, calls, warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of Turer, except as contemplated in this Agreement.

         (i) The corporate financial records, minute books, and other documents and records of Turer have been made available to IVI prior to the Closing and shall be delivered to new management of Turer at Closing.

         (j) Turer has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that Turer has breached, any of the terms or conditions of any agreements, contract or commitments to which it is a party or by which it or its assets are bound. The execution and performance hereof will not violate any provisions of applicable law or any agreement to which Turer is subject. Turer hereby represents that it has no business operations or material assets and it is not a party to any material contract or commitment other than appointment documents with its transfer agent, and that it has disclosed IVI all relationships or dealings with related parties or affiliates.

         (k) All information regarding Turer which has been provided to IVI or otherwise disclosed in connection with the transactions contemplated herein is true, complete and accurate in all material respects. Turer specifically disclaims any responsibility regarding disclosures as to IVI, its business or its financial condition.

10. Closing. The initial Closing of the transactions contemplated herein shall take place on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing shall be no later than April 30, 2002, unless extended by mutual consent of all parties hereto. The Final Closing Date shall be the date after all IVI Shareholders have executed appropriate agreements for the exchange their shares of IVI stock which shall occur only after the effective date of the Registration Statement. The "Closing Date" of the transactions descried herein (the "Acquisition"), shall be that date on which the Turer Shares are delivered to IVI and all conditions set forth herein other than the effectiveness of the Registration Statement and the Exchange have been met and the Turer Shares are issued in exchange for the IVI Common Stock.

11. Conditions Precedent to the Obligations of IVI. All obligations of IVI under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Closing Date, as indicated below, of each of the following conditions:

         (a) The representations and warranties by or on behalf of Turer contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing and Closing Date as though such representations and warranties were made at and as of such time.

         (b) Turer shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

         (c) On or before the Closing, the board of directors and shareholders representing a majority interest in the outstanding common stock of Turer, shall have approved in accordance with applicable state corporation law, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

         (d) On or before the Closing Date, Turer shall have delivered to IVI certified copies of resolutions of the board of directors and shareholders of Turer approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable Turer to comply with the terms of this Agreement including the election of IVI's nominees to the Board of Directors of Turer and all matters outlined herein.

         (e) The Acquisition shall be permitted by applicable law and Turer shall have sufficient shares of its capital stock authorized to complete the Acquisition.

         (f) At Closing, the existing officers and directors of Turer shall have resigned in writing from all positions as officers and directors of Turer effective upon the election and appointment of IVI nominees.

         (g) At the Closing, all instruments and documents delivered to IVI and IVI Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for IVI.

         (h) The shares of restricted Turer capital stock to be issued to IVI Stockholders and in the Turer Financing at Closing will be validly issued, nonassessable and fully paid under Nevada corporation law and will be issued in compliance with all federal, state and applicable corporation and securities laws.

         (i) IVI and IVI Stockholders shall have received the advice of their tax advisors, if deemed necessary by them, as to all tax aspects of the Acquisition.

         (j) IVI shall have received all necessary and required approvals and consents from required parties.

         (k) At the Closing, Turer shall have delivered to IVI an opinion of its counsel dated as of the Closing to the effect that:

            (i) Turer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

            (ii) This Agreement has been duly authorized, executed and delivered by Turer and is a valid and binding obligation of Turer enforceable in accordance with its terms.

            (iii) Turer, through its board of directors and stockholders, has taken all corporate action necessary for performance under this Agreement.

            (iv) The documents execute and delivered by Turer to IVI and IVI Stockholders hereunder are valid and binding in accordance with their terms and vest in IVI Stockholders, as the case may be, all right, title and interest in and to the IVI Shares to be issued pursuant to the terms hereof, and the Turer Shares when issued will be duly and validly issued, fully paid and nonassessable.

            (v) Turer has the corporate power to execute, deliver and perform under this Agreement.

            (vi) Legal counsel for Turer is not aware of any liabilities, claims or lawsuits involving Turer.

12. Conditions Precedent to the Obligations of Turer. All obligations under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         (a) The representations and warranties by IVI and IVI Stockholders contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

         (b) IVI shall have performed and complied with, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

         (c) IVI shall deliver an opinion of its legal counsel to the effect that:

            (i) IVI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on IVI.

            (ii) This Agreement has been duly authorized, executed and delivered by IVI.

            (iii) The documents executed and delivered by IVI and IVI
                  Stockholders to Turer hereunder are valid and binding in accordance with their terms and vest in Turer all right, title and interest in and to the IVI Common Stock, which stock is duly and validly issued, fully paid and nonassessable.

13. Indemnification. For a period of one year from the Closing, Turer agrees to indemnify and hold harmless IVI, and IVI agrees to indemnify and hold harmless Turer, at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

14. Nature and Survival of Representations. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for one year from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth therein.

15. Documents at Closing. At the Closing, the following documents shall be delivered:

         (a) IVI will deliver, or will cause to be delivered, to Turer the following:

            (i) A certificate executed by the President and Secretary of IVI to the effect that all representations and warranties made by IVI under this Agreement are true and correct as of the Closing, the same as though originally given to Turer on said date.

            (ii) A certificate from the state of California dated at or about the Closing to the effect that IVI is in good standing under the laws of said jurisdiction.

            (iii) Such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement.

            (iv) Certified copies of resolutions adopted by the directors of IVI authorizing this transaction.

            (v) All other items, the delivery of which is a condition precedent to the obligations of Turer as set forth herein.

            (vi)  The legal opinion required by Section 12(c) hereof.

         (b)      Turer will deliver or cause to be delivered to IVI:

            (i) Stock certificates representing the Turer Shares to be issued as a part of the stock exchange as described herein.

            (ii) A certificate of the President of Turer to the effect that all representations and warranties of Turer made under this Agreement are true and correct as of the Closing, the same as though originally given to IVI on said date.

            (iii) Certified copies of resolutions adopted by Turer's board of directors and Turer's Stockholders authorizing the Acquisition and all related matters described herein;

            (iv) Certificate from the jurisdiction of incorporation of Turer dated at or about the Closing Date that Turer is in good standing under the laws of said state.

            (v) Opinion of Turer's counsel as described in Section 11(k) above.

            (vi) Such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement.

            (vii) Resignation of the existing officer and directors of Turer.

            (viii) All corporate and financial records of Turer.

            (ix) All other items, the delivery of which is a condition precedent to the obligations of IVI, as set forth in Section 12 hereof.

16. Finder's Fees. Turer represents and warrants to IVI, and IVI represents and warrants to Turer that neither of them, nor any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" or "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby other than the arrangements described elsewhere herein. In this regard, Turer, on the one hand, and IVI, on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever, including reasonable fees and disbursements of counsel, from or relating to any such express or implied liability other than as disclosed herein.

17.  Miscellaneous.
     --------------

         (a) Further Assurances. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

         (c) Termination. All obligations hereunder may be terminated at the discretion of either party's board of directors if (i) the closing conditions specified Sections 12 and 13 are not met by April 30, 2002, unless extended in writing, or (ii) any of the representations and warranties made herein have been materially breached.

         (d) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

         (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered or sent by prepaid first-class registered or certified mail, return receipt requested.

         (f) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (h) Governing Law. This Agreement shall be construed and enforce in accordance with the laws of the State of California.

         (i) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

         (j) Entire Agreement. This Agreement and the attached Exhibits constitute the entire agreement of the patties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

         (k)      Time.  Time is of the essence.

         (l) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

         (m) Responsibility and Costs. All fees, expenses and out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses regardless of whether the transactions contemplated herein are completed.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                                   TURER CORP.

                                            /s/ Alia Neely
                                   By:      __________________________________
                                            Alia Neely

                                   Its:     Chief Executive Officer




                                   INTERNET VENTURES, INC.

                                            /s/ Nyhl Henson
                                   By:      __________________________________
                                            Nyhl Henson

                                   Its:     Chief Executive Officer